WACHOVIA CORPORATION
2003 STOCK INCENTIVE PLAN

1. ESTABLISHMENT AND PURPOSE

     Wachovia Corporation, a North Carolina corporation (“Wachovia”), hereby establishes an incentive compensation plan, which shall be known as the “WACHOVIA CORPORATION 2003 STOCK INCENTIVE PLAN” (the “Plan”).

     The purposes of the Plan are to (a) help align the long-term financial interests of Participants with those of stockholders; (b) reinforce a performance-oriented culture/strategy; (c) incent and reward employees for increasing Wachovia’s common stock price over time; (d) motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of Wachovia’s operations are dependent; (e) provide for a direct relationship between annual performance results and executive compensation; and (f) focus performance on the achievement of short-term objectives consistent with the overall long-term strategic objectives of Wachovia.

2. EFFECTIVE DATE AND DURATION OF THE PLAN

     The Plan shall become effective on April 22, 2003, subject to its approval by the stockholders of Wachovia, and shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to the terms hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. In no event may an Award be granted under the Plan after April 23, 2008. After the date on which the Plan becomes effective, no additional stock awards will be granted under the Prior Plans.

3. DEFINITIONS

(a) “1934 Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(b) “Adjusted Net Income” shall mean the Corporation’s consolidated net income applicable to common stockholders as it appears on an income statement of the Corporation, prepared in accordance with generally accepted accounting principles, excluding the effects of Extraordinary Items.

(c) “Award” means, individually or collectively, an Option (including an ISO or an NQSO), SAR, Stock Award, Covered Officer Incentive Award, any other award made pursuant to the terms of the Plan, or any combination thereof.

(d) “Award Agreement” means an agreement entered into by the Corporation and a Participant setting forth the terms and provisions applicable to Awards.

(e) “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(f) “Board” means the Board of Directors of Wachovia.

(g) “Change of Control” means

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of either (A) the then outstanding Shares (the “Outstanding Wachovia Common Stock”) or (B) the combined voting power of the then outstanding voting securities of Wachovia entitled to vote generally in the election of directors (the “Outstanding Wachovia Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Corporation, (2) any acquisition by the Corporation, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this definition; or

(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Wachovia’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of Wachovia in which such person is named as a nominee for director, without written objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or contests by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Wachovia Common Stock and Outstanding Wachovia Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Wachovia Common Stock and Outstanding Wachovia Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from the Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board immediately prior to the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the stockholders of Wachovia of a complete liquidation or dissolution of the Corporation.

(h) “Code” means the Internal Revenue Code of 1986, as amended (or any successor thereto), including any rules and regulations promulgated thereunder.

(i) “Committee” means the Management Resources & Compensation Committee of the Board or such other committee as is appointed by the Board to administer the Plan.

(j) “Corporation” means (i) Wachovia and any entity that is directly or indirectly controlled by Wachovia, or (ii) any entity in which Wachovia has a significant equity interest, as determined by the Committee.

(k) “Covered Officer” means, for a Plan Year, a Participant who is one of the group of executive officers of the Corporation designated in writing by the Committee as “Covered Officers”.

(l) “Covered Officer Incentive Award” means, for a Plan Year, a cash incentive award payable to a Covered Officer as determined pursuant to Sections 9 and 10 herein.

(m) “Date of Termination of Employment” means, with respect to an Employee who is terminating employment with the Corporation, (i) the last day such Employee performs actual services for the Corporation as an Employee, (ii) the 91st day of a bona fide leave of absence when such Employee’s right to continue employment with the Corporation is not guaranteed by law or contract or, if later, on the date that such legal or contractual guarantee lapses, (iii) the date that such Employee is deemed to have a Disability, or (iv) the date of such Employee’s death, as applicable.

(n) “Disability”, with respect to an Employee, means having received long-term disability benefits under the Corporation’s Long-Term Disability Plan (or successor thereto) for a period of 12 consecutive months.

(o) “Employee” means an employee of the Corporation.

(p) “Extraordinary Items” means (i) extraordinary, unusual and/or non-recurring items of gain or loss, including but not limited to, restructuring or restructuring-related charges, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, all of which are identified in the Corporation’s audited financial statements or the Corporation’s annual report to stockholders.

(q) “Fair Market Value” means the closing sales price of the Shares on the New York Stock Exchange Composite Tape on the valuation date, or, if there were no sales on the valuation date, the closing sales price on the New York Stock Exchange Composite Tape on the first trading day before such valuation date.

(r) “ISO” means an Option to purchase Shares granted under Section 7(a) herein, which is designated as an ISO and which is intended to meet the requirements of Section 422 of the Code.

(s) “NQSO” means an Option to purchase Shares granted under Section 7(a) herein, and which does not or is not intended to meet the requirements of Section 422 of the Code.

(t) “Option” means an ISO or an NQSO.

(u) “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

(v) “Participant” means an Employee of the Corporation who has been granted an Award under the Plan.

(w) “Performance-Based Exception” means the performance-based exception set forth in Code Section 162(m)(4)(C) from the deductibility limitations of Code Section 162(m).

(x) “Performance Goals” means one or more objective performance measures or goals established by the Committee in its sole discretion prior to March 31 of each year or otherwise in accordance with Section 162(m) of the Code and related regulations. Such Performance Goals shall be based on one or more of the following criteria: earnings or earnings growth (including but not limited to earnings per share or net income); economic profit, stockholder value added or economic value added; return on equity, assets or investment; revenues; expenses; stock price or total stockholder return; market share; charge-offs; and/or reductions in non-performing assets. Such Performance Goals may include objective non-financial measures as the Committee may determine, including employee satisfaction, employee retention or customer satisfaction. Such Performance Goals may be particular to a Participant or the division, department, branch, line of business, subsidiary or other unit in which the Participant works, or may be based on the performance of the Corporation generally or relative to industry or competitor performance, as determined by the Committee. Such Performance Goals may include or exclude some or all Extraordinary Items, as determined by the Committee in its sole discretion.

(y) “Performance Stock Award” means a Stock Award granted to a Participant that entitles the Participant to a payment in the form of Shares upon the attainment of Performance Goals and such other terms and conditions specified by the Committee.

(z) “Performance Unit Award” means a Stock Award granted to a Participant that entitles the Participant to a payment in the form of cash upon the attainment of Performance Goals and such other terms and conditions specified by the Committee.

(aa) “Period of Restriction” means the period during which the vesting and/or transfer of Stock Awards is limited in some way, and the Shares or units subject to such Stock Awards, as applicable, are subject to a substantial risk of forfeiture, as provided in Section 7(c) herein.

(bb) “Plan” is defined in Section 1 herein.

(cc) “Plan Year” means a twelve-month period beginning with January 1 of each year.

(dd) “Prior Plans” means all stock incentive compensation plans of the Corporation as of April 22, 2003, including but not limited to, the Corporation’s 1998 Stock Incentive Plan, the Corporation’s 2001 Stock Incentive Plan, the Corporation’s Stock Plan, the Corporation’s Employee Retention Stock Plan, and the Corporation’s 1999 Employee Stock Plan.

(ee) “Restoration Option” means an Option that is granted in connection with the exercise of an ISO or an NQSO as more particularly described in Section 7(a)(v) herein.

(ff) “Retirement” means termination of a Participant’s employment upon satisfaction of the requirements for either a normal or early retirement under the terms of Wachovia’s pension plan, or any successor plan thereto applicable to the Participant, or such other definition as the Committee may from time to time designate in the applicable Award Agreement.

(gg) “RSA” means a Stock Award granted to a Participant pursuant to Section 7(c) herein which contains restrictions on vesting and/or transfer of the Shares subject to such Stock Award.

(hh) “RSU” means a Stock Award granted to a Participant pursuant to Section 7(c) herein and which is settled (i) by the delivery of one Share for each RSU, (ii) in cash in an amount equal to the Fair Market Value of one Share for each RSU, or (iii) in a combination of cash and Shares, all as specified in the applicable Award Agreement. The Award of an RSU represents the promise of the Corporation to deliver Shares, cash or a combination thereof, as applicable, at the end of the Period of Restriction (or such later date as provided by the Award Agreement) in accordance with and subject to the terms and conditions of the applicable Award Agreement, and is not intended to constitute a transfer of “property” within the meaning of Section 83 of the Code.

(ii) “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Section 7(b) herein.

(jj) “Shares” means the common stock of Wachovia, par value $3.33 1/3 per share.

(kk) “Stock Award” shall represent an Award granted under Section 7(c) herein made in Shares or denominated in units equivalent in value to Shares or any other Award based on or related to Shares, including, but not limited to, an RSA, an RSU, a Performance Stock Award or a Performance Unit Award.

(ll) “Wachovia” is defined in Section 1 herein.

4. PLAN ADMINISTRATION

(a) The Committee. The Committee shall be responsible for administering the Plan. If considered appropriate by the Board in light of applicable laws, rules, or regulations, the Committee shall be comprised of two or more non-employee members of the Board each of whom is a “Non-Employee Director” within the meaning of Rule 16b-3 under the 1934 Act and an “Outside Director” within the meaning of Section 162(m) of the Code. Any action taken with respect to Covered Officers for purpose of meeting the Performance-Based Exception shall be taken by the Committee only if all of the members of the Committee are “outside directors” within the meaning of Code Section 162(m), or as may otherwise be permitted pursuant to Section 162(m) of the Code.

(b) Committee Authority. The Committee may at any time alter, amend, suspend, terminate or discontinue the Plan or any or all Awards or agreements granted under the Plan to the extent permitted by law, rule or regulation; provided, that such amendment or termination shall not, without the consent of the recipient of an Award, adversely affect the rights of the recipient with respect to an Award previously granted. Except as limited by law, or by the Articles of Incorporation or By-laws of Wachovia, and subject to the provisions herein, the Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations, and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Corporation and in keeping with the provisions and objectives of the Plan. These powers include, but are not limited to (i) selecting Award recipients and the extent of their participation; (ii) establishing Award terms and conditions; (iii) adopting procedures and regulations governing Awards; and (iv) making all other determinations necessary or advisable for the administration of the Plan. In addition, except as otherwise provided herein, in Wachovia’s Articles of Incorporation or By-laws, or pursuant to applicable law, the Committee shall have authority, in its sole discretion, to accelerate the date that any Award which was not otherwise exercisable or vested shall become exercisable or vested in whole or in part, extend or modify the period during which an Award may be exercised or vested in whole or in part, and/or modify the other terms and conditions of exercise or vesting of an Award, in each case without any obligation to accelerate such date with respect to any other Awards granted to any Participant. All determinations, interpretations or other actions taken or made by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive on all persons interested herein.

The Committee may delegate to one or more officers of the Corporation the authority to carry out some or all of its responsibilities, provided that the Committee may not delegate its authority and powers in any way which would be inconsistent with the requirements of applicable law, rule or regulation. The Committee may at any time rescind the authority delegated to any such officers.

Except for adjustments made pursuant to Section 6(c), in no event shall the Committee have the right, without stockholder approval, to (i) reduce or decrease the Option Price for an outstanding Option or SAR, (ii) cancel an outstanding Option or SAR for the purpose of replacing or regranting such Option or SAR with an Option Price or SAR exercise price, as applicable, that is less than the original Option Price or SAR exercise price of the Option or SAR, as applicable, or otherwise reduce the Option Price or SAR exercise price, (iii) increase the number of Shares available for issuance in accordance with Section 6 of the Plan, or (iv) make other Plan amendments or modifications without stockholder approval where such approval is required by applicable law, rule or regulation.

No member of the Committee shall be liable for any action or determination with respect to the Plan, and the members shall be entitled to indemnification and reimbursement in the manner provided in Wachovia’s Articles of Incorporation. In the performance of its functions under the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Corporation’s officers, accountants, counsel and any other party the Committee deems necessary, and no member of the

Committee shall be liable for any action taken or not taken in reliance upon any such advice.

5. PARTICIPATION

     The Employees who shall be eligible to receive Awards under the Plan shall be officers or other selected employees of the Corporation as the Committee shall approve from time to time.

     In the event of a change in a Participant’s duties and responsibilities, or a transfer of the Participant to a different position, the Committee may terminate any Award granted to such Participant or reduce the number of Shares subject thereto commensurate with the transfer or change in responsibility, as determined by the Committee in its discretion.

     Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Corporation operates or has employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Employees (if any) employed outside the United States are eligible or required to participate in the Plan, (ii) modify the terms and conditions of any Awards made to such Employees, and (iii) establish subplans, modify Option exercise and other terms and procedures to the extent such actions may be necessary or advisable.

6. AVAILABLE SHARES OF COMMON STOCK

(a) Shares Available for Awards. Subject to the provisions of this Section 6 (including without limitation Section 6(c)), the aggregate number of Shares that may be issued to Participants pursuant to Awards granted under the Plan shall not exceed the sum of (i) 130,000,000 Shares, plus (ii) any Shares that were subject to an award under the Prior Plans which award is forfeited, cancelled, terminated, expires or lapses for any reason.

(b) Shares not applied to limitations. The following will not be applied to the Share limitations of Section 6(a) above: (i) dividends, including dividends paid in Shares, or dividend equivalents paid in cash in connection with outstanding Awards, (ii) Awards which by their terms may be settled only in cash, (iii) Shares and any Awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted as the result of a merger, consolidation, or acquisition of the employing company pursuant to which it is merged with the Corporation or becomes a direct or indirect subsidiary of the Corporation, (iv) any Shares subject to an Award under the Plan which Award is forfeited, cancelled, terminated, expires or lapses for any reason, and (v) any Shares surrendered by a Participant to pay the Option Price for an Option or used to satisfy any tax withholding requirement in connection with the exercise, vesting or earning of an Award if, in accordance with the terms of the Plan, a Participant pays such Option Price or satisfies such tax withholding by either tendering previously owned Shares or having the Corporation withhold Shares.

(c) Adjustments. In the event of any stock dividend, stock split, combination or exchange of equity securities, merger, consolidation, recapitalization, divestiture or other distribution (other than ordinary cash dividends) of assets to stockholders, or any other change affecting Shares or Share price, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to the limitations on the numbers of Shares that may be issued and represented by Awards under the Plan; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. Upon the occurrence of any such event, the Committee may also (or in lieu of any of the foregoing adjustments) make such other adjustments as it shall consider appropriate to preserve the benefits or potential benefits intended to be made available to Participants. Options granted pursuant to the Plan and described as ISOs shall not be adjusted in a manner that causes the Options to fail to continue to qualify as ISOs without the Participant’s consent.

The Shares subject to the provisions of the Plan shall be shares of authorized but unissued Shares.

(d) Award Limitations. Notwithstanding any provision herein to the contrary, the following limitations shall apply to Awards granted under the Plan, in each case subject to adjustment pursuant to Section 6(c):

(i) the aggregate number of Shares that may be represented by Options and SARs granted to any single Participant in any Plan Year under Section 7 of the Plan shall not exceed 1,500,000 (whether such Options and SARs may be settled in Shares, cash or any combination of Shares and cash);

(ii) the aggregate number of Shares that may be represented by Awards made in the form of ISOs shall not exceed 25,000,000 Shares;

(iii) the aggregate number of Shares that may be represented by Stock Awards shall not exceed 25,000,000 Shares; provided, however, that the limitation of this subparagraph (iii) shall not apply to (A) any RSAs or RSUs described in subparagraph (iv) below or (B) which are Performance Stock Awards or Performance Unit Awards and are earned solely on the basis of the achievement of Performance Goals;

(iv) 20,000,000 Shares will be reserved for the exclusive use as grants during the term of the Plan as RSAs or RSUs to Participants as a portion of their annual incentive compensation under the Corporation’s applicable incentive compensation plans which pay or permit the payment of a portion of annual incentive compensation in Shares (or any similar plan or program as determined by the Committee applicable to any Participant, including any such program applicable to a Covered Officer), of which a Participant’s contributions must equal at least 80% of the Fair Market Value of the applicable RSAs or

RSUs; and

(v) the value of Stock Awards (based on the Fair Market Value of the date the Award is granted) and Covered Officer Incentive Awards, in the aggregate, which may be awarded to any individual Covered Officer in a Plan Year shall not exceed 0.5% of the Corporation’s Adjusted Net Income applicable to the prior Plan Year.

7. AWARDS UNDER THE PLAN

     The types of Awards set forth in this Article 7 may be granted under the Plan, singly, in combination or in tandem as the Committee may determine.

     (a)  Options.

(i) Grant. An Option shall represent a right to purchase a specified number of Shares at a stated Option Price during a specified time, not to exceed ten years from the date of grant, as determined by the Committee. The Option Price per Share for each Option shall not be less than 100% of the Fair Market Value on the date of grant. An Option may be in the form of an ISO that is consistent with the applicable terms, conditions, and limitations established by the Code and the Committee. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO. Options granted under this Section 7(a) shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve and which shall be set forth in the applicable Award Agreement, which need not be the same for each grant or for each Participant. Upon satisfaction of the applicable conditions to exercisability specified in the terms and conditions of the Award as set forth in the Award Agreement, the Participant shall be entitled to exercise the Option in whole or in part and to receive, upon satisfaction or payment of the Option Price in the manner contemplated in this Section 7(a), the number of Shares in respect of which the Option shall have been exercised. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth anniversary date of its grant.

(ii) Exercise. Options shall be exercised by the delivery of a written notice of exercise to the Corporation, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Shares covered by an Option may be purchased by methods designated by the Committee in accordance with applicable law, in its discretion, including, but not limited to (A) a cash payment or its equivalent; (B) tendering Shares owned by the Participant, valued at the Fair Market Value at the date of exercise; or (C) any combination of the above. Unless the Committee determines otherwise or as prohibited by applicable law, Options may also be exercised by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale proceeds from the Shares covered by the Option exercised, together with any withholding taxes due to the Corporation. As soon as practicable after receipt of a written notification of exercise and full payment, the Corporation shall deliver to the Participant Share certificates in an appropriate amount based upon the number of Shares purchased under the Option.

(iii) Termination. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise an Option following termination of the Participant’s employment with the Corporation. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all Options issued pursuant to this Section 7(a), and may reflect distinctions based on the reasons for termination of employment.

(iv) ISOs. In the case of any outstanding Options granted to a Participant that are ISOs, the tax treatment prescribed under Section 422 of the Code shall not be available if such Options are not exercised (A) within three months after the Date of Termination of Employment unless such termination is due to death or Disability, or (B) within one year after the Date of Termination of Employment due to Disability. If a Participant’s employment is terminated due to death, the tax treatment prescribed under Section 422 of the Code shall be available if the Participant was either an Employee on the date of death or an Employee within the three-month period prior to the date of death.

(v) Restoration Options. If the Committee so determines (which shall be set forth in a Participant’s Award Agreement), an Option may provide for the automatic grant of Restoration Options if the Option Price for the Option is paid by tendering previously-owned Shares or if the Participant tenders Shares to cover any tax withholding obligation in connection with exercising such Option. The Restoration Option shall have the following additional terms and provisions: (A) the number of Shares subject to the Restoration Option will equal the number of previously-owned Shares tendered in the exercise of the related Option or Shares used to cover the tax withholding obligation, as applicable; (B) the grant date of the Restoration Option will be the exercise date of the related Option; (C) the Option Price per Share under a Restoration Option will be the Fair Market Value of a Share on the grant date for the Restoration Option; (D) the Option expiration date of the Restoration Option will the same date as the expiration date of the related Option; (E) the Restoration Option will be either an ISO (to the extent permitted under Section 422 of the Code) or an NQSO consistent with the related Option; (F) except as otherwise provided in the Plan or Award Agreement, the Restoration Option will vest and become exercisable not less than one year from the grant date; (G) no more than three Restoration Options may be granted with respect to an Option; and (H) the Restoration Option will have such other terms and provisions as the Committee may determine and as may be set forth in the related Award Agreement.

     (b)  SARs.

(i) Grant. An SAR shall represent a right to receive a payment in cash, Shares, or a combination thereof, equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over an amount (the SAR exercise price) which shall be no less than the Fair Market Value on the date the SAR was granted (or the Option Price for SARs granted in tandem with an Option), as set forth in the applicable Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the SAR exercise price, the duration of the SAR, the number of Shares to which the SAR pertains, whether the SAR is granted in tandem with the grant of an Option or is freestanding, and such other provisions as the Committee shall determine. SARs granted under this Section 7(b) shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve and which shall be set forth in the applicable Award Agreement, which need not be the same for each grant of for each Participant.

(ii) Exercise. SARs shall be exercised by the delivery of a written notice of exercise to the Corporation, setting forth the number of Shares with respect to which the SAR is to be exercised. The date of exercise of the SAR shall be the date on which the Corporation shall have received notice from the Participant of the exercise of such SAR. SARs granted in tandem with the grant of an Option may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. SARs granted in tandem with the grant of an Option may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to SARs granted in tandem with an ISO, (A) such SAR will expire no later than the expiration of the underlying ISO, (B) the value of the payout with respect to such SAR may be for no more than 100% of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time such SAR is exercised, and (C) such SAR may be exercised only when the Fair Market Value of the Shares subject to the underlying ISO exceeds the Option Price of the ISO. SARs granted independently from the grant of an Option may be exercised upon the terms and conditions contained in the applicable Award Agreement. In the event the SAR shall be payable in Shares, a certificate for the Shares acquired upon exercise of an SAR shall be issued in the name of the Participant as soon as practicable following receipt of notice of exercise. No fractional Shares will be issuable upon exercise of the SAR and, unless provided in the applicable Award Agreement, the Participant will receive cash in lieu of fractional Shares.

(iii) Termination. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise an SAR following termination of the Participant’s employment with the Corporation. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Section 7(b), and may reflect distinctions based on the reasons for termination of employment.

     (c)  Stock Awards.

(i) Grant. All or any part of any Stock Award may be subject to such conditions and restrictions as may be established by the Committee, and set forth in the applicable Award Agreement, which may include, but are not limited to, continuous service with the Corporation, a requirement that a Participant pay a stipulated purchase price for each Stock Award, the achievement of specific Performance Goals, and/or applicable securities laws restrictions. During the applicable Period of Restriction, (A) Participants holding RSAs may exercise full voting rights with respect to such Shares, (B) Participants holding RSUs shall have no voting rights with respect to such RSUs, (C) Participants holding RSAs shall be entitled to receive all dividends and other distributions paid with respect to such Shares while they are so restricted, and (D) Participants holding RSUs shall have no dividend rights with respect to Shares subject to such RSUs other than as the Committee provides pursuant to Section 8 herein. With respect to (C) above, if any such dividends or distributions are paid in Shares, such Shares shall be subject to the same restrictions on transferability as the RSAs with respect to which they are paid.

(ii) Limitation on Vesting. A Stock Award of RSAs or RSUs that vests solely on the basis of the passage of time (e.g., not on the basis of any performance standards) shall not vest more quickly than ratably over the three-year period from the grant date beginning on the first anniversary of the Stock Award. Notwithstanding the foregoing, such Stock Award may vest sooner as provided in Section 7(c)(iii), Section 13 or in connection with establishing the terms and conditions of employment of a Participant necessary for the recruitment thereof or as the result of a business combination or acquisition by the Corporation. The provisions of this Section 7(c)(ii) shall not apply to any Stock Award of RSAs or RSUs as contemplated in Section 6(d)(iv). Notwithstanding the satisfaction of any Performance Goals, the number of Shares issued under a Performance Stock Award or the amount of cash to be paid under a Performance Unit Award may be adjusted by the Committee in its sole discretion; provided, however, the Committee may not increase the number of Shares issued or cash paid, as applicable, under a Performance Stock Award or Performance Unit Award, as applicable, to a Participant who is a Covered Officer.

(iii) Termination. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Stock Awards following termination of the Participant’s employment with the Corporation. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all Stock Awards issued pursuant to this Section 7(c), and may reflect distinctions based on the reasons for termination of employment.

8. DIVIDENDS AND DIVIDEND EQUIVALENTS

     The Committee may, in its sole discretion, provide that the Stock Awards (other than

RSAs) granted under Section 7(c) of the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or Share equivalents.

9. COVERED OFFICER INCENTIVE AWARDS

(a) Setting of Individual Award Opportunities. At the time Performance Goals are established for a Plan Year pursuant to Section 10 herein, the Committee also may establish a Covered Officer Incentive Award for such Plan Year for each Participant who is a Covered Officer and/or the group of Participants who are Covered Officers. This Covered Officer Incentive Award shall be based on the achievement of one or more of the stated Performance Goals, and may be expressed in dollars, as a multiple of salary or on a formula basis.

(b) Covered Officer Incentive Awards. Covered Officer Incentive Awards determined under the Plan for a Plan Year shall be paid to Covered Officers at the time specified by the Committee when the Performance Goals are established, provided that:

(i) no such payment shall be made unless and until the Committee, based on the Corporation’s reported financial results for such Plan Year (as prepared and reviewed by the Corporation’s independent public accountants), has certified in writing the extent to which the applicable Performance Goals for such Plan Year have been satisfied, and the Committee has made its decisions regarding whether it will exercise its discretion to reduce any incentive award as referred in Section 10;

(ii) the Committee may specify that a portion of the Covered Officer Incentive Award for any given Plan Year shall be paid on a deferred basis, based on such award payment rules as the Committee may establish for such Plan Year;

(iii) the Committee may require that Covered Officers must still be employed as of the end of such Plan Year or such later date that is identified in order to be eligible to receive any Award; and

(iv) the Committee may, subject to Section 9(b)(i) of the Plan, adopt such forfeiture, pro-ration or other rules as it deems appropriate regarding the effect of certain events on the actual incentive awarded including, but not limited to, a Covered Officer’s death, Disability, Retirement, voluntary or other termination or a Change of Control.

10. PERFORMANCE GOALS

     For each Plan Year, the Committee shall establish Performance Goals for each Participant who is a Covered Officer and/or the group of Participants who are Covered

Officers. For Participants who are Covered Officers, RSAs, RSUs, Performance Stock Awards, Performance Unit Awards, and Covered Officer Incentive Awards, and any other Awards as determined by the Committee to be subject to Performance Goals, may be awarded or may vest, as applicable, only upon attainment of the Performance Goals pertaining to the applicable Covered Officer, as determined by the Committee. The Committee may not in any event increase the amount of actual incentive awards payable under the Plan to a Covered Officer upon the attainment of a Performance Goal. The Committee, in all cases, shall have the sole and absolute discretion, based on such factors as it deems appropriate, to eliminate, or reduce the size of, the actual incentive award otherwise payable to any Covered Officer. No Awards to Covered Officers which are subject to Performance Goals may be made or may vest, as applicable, until the Committee, based on the Corporation’s reported financial results for such Plan Year (as prepared and reviewed by the Corporation’s independent public accountants) has certified in writing the extent to which the applicable Performance Goals for such Plan Year have been satisfied.

     It is intended that amounts payable to Participants under the Plan who are Covered Officers shall constitute “qualified performance-based compensation” within the meaning of U.S. Treasury Regulation 1.162-27(e), and, to the maximum extent possible, the Plan and the terms of any Awards hereunder shall be so interpreted and construed.

11. PAYMENTS AND PAYMENT DEFERRALS

     Payment of Awards may be in the form of cash, Shares, other Awards, or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee may defer a Participant’s vesting of RSAs, Performance Stock Awards or Options and may also require or permit a Participant to defer such Participant’s receipt or issuance of Shares from Options or RSUs or Performance Unit Awards or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It also may, in its discretion, provide that deferred settlements of Awards include the payment or crediting of earnings on deferred amounts. In addition, the Committee may stipulate in an Award Agreement, either at the time of grant or by subsequent amendment, that a payment or portion of a payment of an Award be delayed in the event that Section 162(m) of the Code (or any successor or similar provision of the Code affecting tax deductibility) would disallow a tax deduction by the Corporation for all or a portion of such payment. The period of any such delay in payment shall be until the payment, or portion thereof, is tax deductible, or such earlier date as the Committee shall determine.

12. TRANSFERABILITY

(a) ISOs. No ISO granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. The foregoing shall also apply to all SARs granted in tandem with an ISO.

(b) NQSOs and SARs. Except as otherwise provided in a Participant’s

Award Agreement, no NQSO or SAR (other than SARs granted in tandem with an ISO, which shall be subject to Section 12(a)) granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs and SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(c) Stock Awards. Stock Awards granted under the Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the applicable Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the applicable Award Agreement. All rights with respect to a Stock Award granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

13. CHANGE OF CONTROL

     Unless the Committee determines otherwise, in the event of any Change of Control, all outstanding Options and SARs shall become vested and exercisable; all restrictions on RSAs and RSUs shall lapse; all Performance Goals shall be deemed achieved at target levels and all other terms and conditions related thereto shall be deemed to be met; all Performance Stock Awards shall be delivered; all Performance Unit Awards and RSUs shall be paid out as promptly as practicable; all Covered Officer Incentive Awards shall be paid out based on the Corporation’s Adjusted Net Income of the immediately preceding year or such other method of payment as may be determined by the Committee at the time of award or thereafter; and all other Awards shall be delivered or paid.

14. AWARD AGREEMENTS

     Each Award under the Plan shall be evidenced by an Award Agreement setting forth the terms, conditions, and limitations for each Award, the provisions applicable in the event the Participant’s employment terminates, and the Corporation’s authority unilaterally or bilaterally to amend, modify, suspend, cancel or rescind any Award. The Committee need not require the execution of any such agreement by the recipient, in which case acceptance of the Award by the respective Participant shall constitute agreement by the Participant to the terms and conditions of the Awards.

15. TAX WITHHOLDING

     The Corporation shall have the right to deduct from any settlement of an Award made under the Plan, including the delivery of Shares, or require the payment of, a sufficient amount to cover withholding of any federal, state or local or other governmental taxes or charges required by law or such greater amount of withholding as the Committee shall determine from time to time and as permitted or required by applicable rules and regulations, or to take such other action as may be necessary to satisfy any such withholding obligations. If the Committee permits or requires Shares to be used to satisfy required tax withholding, such Shares shall be valued at the Fair Market Value as of the tax recognition date for such Award or such other date as may be required by applicable law, rule or regulation. The Corporation shall have the right to effect income, social security and medicare tax withholding and reporting as may be required under applicable law upon the disposition by an Employee of Shares acquired upon the exercise of an Option qualifying as an ISO at the time of exercise. The Corporation shall collect any required withholding from “other earnings” of the employee. In the absence of “other earnings” sufficient to satisfy such withholding, the employee shall remit such amounts required to satisfy such withholding obligations to the Corporation within 10 business days of any such notice and request for payment.

16. OTHER BENEFIT AND COMPENSATION PROGRAMS

     Unless otherwise specifically determined by the Committee, settlements of Awards received by Participants under the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of calculating payments or benefits from the Corporation’s benefit plans or severance program. Further, the Corporation may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

17. UNFUNDED PLAN

     Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Corporation and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Corporation and shall not confer upon any Participant any right, title, or interest in any assets of the Corporation.

18. REGULATORY APPROVALS

     The implementation of the Plan, the granting of any Award under the Plan, and the issuance of Shares or the payment of cash or any other benefit upon the exercise or settlement or any Award shall be subject to the Corporation’s compliance with all applicable laws, rules and regulations, including but not limited to procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it, or the Shares issued or cash or other benefit paid pursuant to it.

19. RIGHTS AS A STOCKHOLDER

     Except as provided in the Plan, a Participant shall have no rights as a stockholder with respect to Shares covered by an Award until the date the Participant or his nominee is the holder of record. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 6(c).

20. NO RIGHT OR OBLIGATION OF FUTURE EMPLOYMENT OR AWARDS

     No person shall have any claim or right to be granted an Award, and the grant of an

Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Corporation or to participate in any other compensation or benefit plan, program or arrangement of the Corporation. Except as otherwise provided in the Plan, an Award Agreement or as determined by the Committee, all rights of a Participant with respect to an Award shall terminate upon the termination of the Participant’s employment. In addition, the Corporation expressly reserves the right at any time to dismiss a Participant free from any liability or any claim under the Plan, except as provided herein or in any agreement entered into hereunder.

21. GOVERNING LAW

     The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of North Carolina, without regard to the principles of conflicts of laws. Unless otherwise provided for by an Award Agreement, in the event of any conflict between the terms of the Plan and the terms of an Award Agreement, the terms of the Plan shall govern. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

22. SUCCESSORS AND ASSIGNS

     The Plan and any applicable Award Agreement entered into under the Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

23. INDEMNIFICATION

     Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Corporation’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under Wachovia’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

24. APPLICATION OF FUNDS

     The proceeds received by the Corporation from the issuance of Shares pursuant to the exercise of Options will be used for general corporate purposes.

25. BENEFICIARY DESIGNATION

     The Committee may, in its sole discretion, as set forth in the applicable Award Agreement, permit a Participant to designate in writing a person or persons as beneficiary, who shall be entitled to receive settlement of Awards to which the Participant is otherwise entitled in the event of the Participant’s death. In the absence of such designation by a Participant, and in the event of the Participant’s death, the estate of the Participant shall be treated as beneficiary for purposes of the Plan, unless the Committee otherwise determines.